                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (this "Agreement") is made and entered into as of May ____, 1997 by and among VTEL CORPORATION, a Delaware corporation (the "Company") and INFINITY INVESTORS LIMITED AND SEACREST CAPITAL LIMITED (the "Investors") pursuant to the Company Affiliate Agreement (as defined below).

     This Agreement is made pursuant to the Company Affiliate Agreement (Series C Preferred Stock), dated January 6, 1997 (the "Affiliate Agreement"), by and among the Company, Compression Labs, Incorporated, a Delaware corporation ("CLI") and the Investors in accordance with which the Company has agreed to provide the registration rights set forth in this Agreement.

     The parties hereby agree as follows:

     SECTION 1.   DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.
     ---

     Affiliate Agreement:  As defined in the preamble hereto.
     -------------------

     Commission:    The Securities and Exchange Commission.
     ----------

     Effective Time of the Merger or Effective Time:  The time and date that the
     ----------------------------------------------
Merger is consummated pursuant to the Merger Agreement.

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Investors:  As defined in the preamble hereto.
     ---------

     NASD:  National Association of Securities Dealers.  Inc.
     ----

     Merger:  The merger of a wholly owned subsidiary of the Company with and
     ------
into CLI pursuant to which CLI shall become a wholly owned subsidiary of the Company, as provided for in the Merger Agreement.

     Merger Agreement:  The Agreement and Plan of Merger and Reorganization,
     ----------------
dated as of January 6, 1997, among the Company, VTEL-Sub, Inc. and CLI.

     Person:  An individual, partnership, corporation, trust or unincorporated
     ------
organization, or a government or agency or political subdivision thereof.

     Prospectus:  The prospectus included in the Shelf Registration Statement,
     ----------
as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post effective amendments, and all material incorporated by reference into such Prospectus.

     Registrable Securities:    Each share of Common Stock of the Company
     ----------------------
acquired by the Investors (i) pursuant to the Merger Agreement, or (ii) upon exercise of the Series C Warrants until the earliest to occur of (a) the date on which such shares have been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement and (b) the date on which such shares are distributed to the public pursuant to Rule 144 or Rule 145 under the Act.

     Series C Warrants:  Those warrants to purchase a total of 375,000 shares of
     -----------------
Common Stock of CLI, issued on October 24, 1996 by CLI to Infinity Investors Limited, Brown Simpson LLC and Alpine Capital Partners, Inc.

     Shelf Registration Statement:  As defined in Section 3 hereof.
     ----------------------------

     Underwritten Registration or Underwritten Offering:  A registration in
     -------------------------    ---------------------
which securities of the Company are sold to an underwriter for reoffering to the public.

     SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities.

     SECTION 3.   SHELF REGISTRATION

     (a) Shelf Registration.  The Company shall:
         ------------------

          (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") as soon as practicable following the date that financial results covering at least 30 days of the post-Effective Time combined results of the Company and CLI have been filed by the Company with the Commission in a Current Report on Form 8-K, which Shelf Registration Statement shall provide for resales of all Registrable Securities the holders of which shall have provided the information required pursuant to Section 3(b) hereof; and

          (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 45th day after the Current Report on Form 8-K referred to in clause (x) above shall have been filed with the Commission.

The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4 hereof to the extent necessary to ensure that it is available for resales of Registrable Securities entitled to the benefit of this Section 3(a) for a period of at least three years following the Effective Time of the Merger (unless prior to the expiration of such three year period, all of the Series C Warrants are exercised, in which case the Shelf Registration Statement shall not be required to remain effective so long as one year has elapsed from the date of the filing of such Shelf Registration Statement);

provided, however, that at such time that none of the Series C Warrants remain outstanding, the Company shall not be obligated to maintain the effectiveness of the Shelf Registration Statement if either (i) the combined holdings of the Company's Common Stock held by the Investors represent less than 1% of the Company's total issued and outstanding Common Stock, or (ii) if the volume restrictions under Rule 145 would not materially impair the ability of the Investors to sell all of the Registrable Securities then held by the Investors in the public market in reliance upon Rule 145 during a period not exceeding thirty (30) days.

     (b) Provision by Holders of Certain Information in Connection with the
         ------------------------------------------------------------------
Shelf Registration Statement.  No holder of Registrable Securities may include
- ----------------------------
any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Investor agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Investor not materially misleading.

     SECTION 4. REGISTRATION PROCEDURES. In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the resale of Registrable Securities, the Company shall:

          (i) use its best efforts to keep such Registration Statement continuously effective for the period specified in Section 3 of this Agreement; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein to contain a material misstatement or omission, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement correcting any such misstatement or omission;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all Registrable Securities covered by such Shelf Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

          (iii) advise the underwriter(s), if any, and selling Investors promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to each of the selling Investors and each of the underwriter(s), if any, before filing with the Commission, copies of the Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to any Shelf Registration Statement or Prospectus to which a selling Investor of Registrable Securities covered by such Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within three business days after the receipt thereof;

          (v) if requested by any selling Investor or the underwriter(s), if any, incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Investor and underwriter(s), if any, may reasonably request to have included therein, information with respect to the number of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (vi) furnish to each selling Investor and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (vii) deliver to each selling Investor and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Investor and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (viii) prior to any public offering of Registrable Securities, the Company shall register or qualify the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Investors or underwriter(s) may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

          (ix) cooperate with the selling Investors and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request prior to any sale of Registrable Securities made by such underwriter(s);

          (x) if any fact or event contemplated by clause (iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (xi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

          (xii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

     Each Investor agrees that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(iii)(D) hereof, such Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(x) hereof, or until it is advised in writing (the 'Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Investor's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(iii)(D) hereof to and including the date when each selling Investor covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(x) hereof or shall have received the Advice.

     SECTION 5.   REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement becomes effective, including without limitation:
(i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any comfort letters required by or incident to such performance).

     The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be liable for or be required to pay (i) any legal fees or expenses of counsel for the Investors, or (ii) any underwriting discounts, commissions or stock transfer taxes relating to the Registrable Securities.

     SECTION 6.   INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless each Investor and each Person, if any, who controls any Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Investors furnished in writing to the Company by the Investors expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) If any action, suit or proceeding shall be brought against the Investors or any Person controlling the Investors in respect of which indemnity may be sought against the Company, the Investors or such controlling Person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability unless and to the extent it is prejudiced as a proximate result of such failure. The Investors or any such controlling Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investors or such controlling Person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Investors or such controlling Person and the indemnifying parties and the Investors or such controlling Person shall have been advised in writing by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Investors or such controlling Person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Investors and controlling Persons not having actual or potential differing interests with the Investors or among themselves, which firm shall be designated in writing by the Investors, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Investors, to the extent provided in paragraph (a), and any such controlling Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) Each Investor, severally and not jointly, agrees to indemnify and hold harmless the Company, and their directors and officers, and any Person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to the Investors set forth in paragraph (a) hereof, but only with respect to information relating to the Investors furnished in writing by or on behalf of the Investors expressly for use in the Shelf Registration Statement or Prospectus; provided, however, that no Investor shall be liable for any claims hereunder in an amount in excess of the net proceeds received by such Investor from the sale of the Registrable Securities pursuant to the Shelf Registration Statement. If any action, suit or proceeding shall be brought against the Company, any of their directors or officers, or any such controlling Person based on the Shelf Registration Statement or Prospectus, and in respect of which indemnity may be sought against the Investors pursuant to this paragraph (c), the Investors shall have the rights and duties given to the Company by paragraph
(b) above (except that if the Company shall have assumed the defense thereof the Investors shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Investors' expense), and the Company, their directors and officers, and any such controlling Person shall have the rights and duties given to the Investors by paragraph (b) above.

     (d) If the indemnification provided for in this Section 6 is unavailable (except if inapplicable according to its terms) to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investors on the other hand from their sale of Registrable Securities (it being expressly understood and agreed that the relative benefits received by the Company from the sale of the Registrable Securities shall be equal to the amount of net proceeds received by the Company from the sale of the Registrable Securities to the Investors), or (h) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Investors on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Investors on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Investors shall not be required to contribute any amount in excess of the amount by which the net proceeds received by them in connection with the sale of the Registrable Securities exceeds the amount of any damages which the Investors have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Investors or any Person controlling the Investors, the Company, its directors or officers or any Person controlling the Company. A successor to the Investors or any Person controlling the Investors, or to the Company, its directors or officers or any Person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

     (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     SECTION 7.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

     No Investor may participate in any Underwritten Registration hereunder unless such Investor (a) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     SECTION 8.   SELECTION OF UNDERWRITERS

     The Investors covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Investors of a majority of the Registrable Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

     SECTION 9.  MISCELLANEOUS

     (a) Effective Date.  This Agreement shall become effective from and after
         --------------
the Effective Time. In the event that the Merger Agreement shall terminate prior to the occurrence of the Effective Time, this Agreement shall automatically terminate and shall be of no force or effect.

     (b) Amendments and Waivers.  The provisions of this Agreement may not be
         ----------------------
amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Investors of a majority of the Registrable Securities.

     (c) Notices.  All notices and other communications provided for or
         -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to an Investor, at the address set forth on the signature page hereof;

         (ii)  if to the Company:

               VTEL Corp.
               108 Wild Basin Road
               Austin, TX  78746

               Telecopier No.:  (512) 314-2862
               Attention:  Chief Financial Officer

          With a copy to:

               Jenkens & Gilchrist, P.C.
               1445 Ross Avenue, Suite 3200
               Dallas, TX  75202

               Telecopier No.:  (214) 855-4300
               Attention:  L. Steven Leshin, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     (c) Counterparts.  This Agreement may be executed by facsimile and in any
         ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (d) Headings.  The headings in this Agreement are for convenience of
         --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (e) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (f) Severability.  In the event that any one or more of the provisions
         ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (g) Entire Agreement.  This Agreement together with the Affiliate Agreement
         ----------------
referred to above is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, nothing herein is intended to modify, amend or terminate the Affiliate Agreement, which shall continue in full force and effect.

     (h) Successors and Assigns.  This Agreement shall be assignable by the
         ----------------------
Investors upon written notification to the Company and the agreement of the assignee to be bound by the provisions hereof. To the extent that this Agreement is assigned in accordance with the provisions of this Section, all shares of Common Stock meeting the definition of Registrable Securities immediately preceding such assignment shall remain Registrable Securities in the hands of the assignee for all purposes hereunder.

                           [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              Investors:

                              INFINITY INVESTORS LIMITED

                              By:   HW Finance Partners, L.P.,
                                    Investment Advisor

                                    By:  HW Finance, L.L.C.,
                                         its General Partner

                                         By:  /s/ Clark K. Hunt
                                              -----------------
                                              Clark K. Hunt, Vice President
                                              and a Manager

                              27 Wellington Road
                              Cork, Ireland

                                    With copies to:
                                    HW Finance Partners, L.P.
                                    4000 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas  75201

                                    and

                                    Victor Zanetti, Esq.
                                    Arter & Hadden
                                    1717 Main Street, Suite 4100
                                    Dallas, Texas  75201

                              SEACREST CAPITAL LIMITED

                              By:   Sandera Capital Management, L.P.,
                                    Investment Advisor

                                    By:  Sandera Capital, L.L.C.,
                                         its General Partner


                                         By:  /s/ Clark K. Hunt
                                              -----------------------------
                                              Clark K. Hunt, Vice President
                                              and a Manager

                              27 Wellington Road
                              Cork, Ireland

                                    With copies to:
                                    HW Finance Partners, L.P.
                                    4000 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas  75201

                                    and

                                    Victor Zanetti, Esq.
                                    Arter & Hadden
                                    1717 Main Street, Suite 4100
                                    Dallas, Texas  75201


                              The Company:

                              VTEL CORPORATION

                              By:   /s/ Rodney S. Bond
                                    ----------------------------------
                              Name:
                                    ----------------------------------
                              Title:
                                    ----------------------------------